                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                FPL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(LOGO)

                                FPL GROUP, INC.
                             700 UNIVERSE BOULEVARD
                                 P.O. BOX 14000
                         JUNO BEACH, FLORIDA 33408-0420
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 1995

The Annual Meeting of Shareholders of FPL Group, Inc., will be held in Palm Beach Gardens, Florida, at the PGA National Resort, 400 Avenue of the Champions, at 10:00 a.m. on Monday, May 15, 1995, to consider and act upon:

     - Election of directors

     - Ratification of the appointment of Deloitte & Touche LLP as auditors

     - Two shareholder proposals

     - Such other matters as may properly come before the meeting

The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof is March 6, 1995.

Admittance to the meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card.

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES CAN BE VOTED, REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors.

DENNIS P. COYLE

Secretary
March 27, 1995

                                FPL GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 1995

                                PROXY STATEMENT

ANNUAL MEETING

The Annual Meeting of Shareholders of FPL Group, Inc. ("FPL Group" or the "Corporation") will be held at 10:00 a.m. on Monday, May 15, 1995. The enclosed proxy card is solicited by the Board of Directors, and your execution and prompt return of the card is requested. Every shareholder, regardless of the number of shares held, should be represented at the Annual Meeting. Whether or not you expect to be present at the meeting, please mark, sign, and date the enclosed proxy card and return it in the enclosed envelope. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering to the Corporation written notice of revocation or a proxy bearing a later date, or by attending the meeting in person and casting a ballot. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed by the Board of Directors.

The shares represented by your proxy will be voted in accordance with the specifications made on the proxy card. Unless otherwise directed, such shares will be voted:

     - For the election as directors of the nominees named in this proxy statement.

     - For the ratification of the appointment of Deloitte & Touche LLP as auditors.

     - Against the shareholder proposals included in this proxy statement.

     - In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 6, 1995, are entitled to notice of, and to vote at, the meeting. Each share of Common Stock, $.01 par value, of the Corporation is entitled to one vote. At the close of business on March 6, 1995, the Corporation had 186,373,235 shares of Common Stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to shareholders on or about March 27, 1995.

In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The current Florida Business Corporation Act provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved. However, FPL Group's Bylaws, which were adopted prior to the current Act and remain in effect, provide that any matter, including the election of directors, is to be approved by the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter (unless the matter is one for which the Act or some other law or regulation, or FPL Group's Articles of Incorporation, Bylaws, or Board of Directors require a greater or different vote). Therefore, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions have the same effect as a vote against a matter and broker non-votes have no legal effect.

ELECTION OF DIRECTORS

Listed below are the thirteen nominees for election as directors, their principal occupations, and certain other information regarding them. Unless otherwise noted, each director has held his present position continuously for five years or more and his employment history is uninterrupted. Directors serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

Unless you specify otherwise on the accompanying proxy, it will be voted for the election of the listed nominees. The affirmative vote of a majority of the total number of shares of Common Stock represented at the meeting and entitled to vote is required to elect each nominee.

-------------------     H. JESSE ARNELLE  Mr. Arnelle, 61, has been the senior partner in the San
-------------------     Francisco law firm of Arnelle, Hastie, McGee, Willis & Greene and its
-------------------     predecessor, since 1985. He is a director of Eastman Chemical Company, Textron
-------------------     Corporation, Wells Fargo Bank & Company, Wells Fargo Bank, N.A., and WMX
      [Photo]           Technologies, Inc. Mr. Arnelle is vice chairman of the Pennsylvania State
-------------------     University Board of Trustees, and also serves on the boards of Bay Area
-------------------     UNICEF, the World Centre, and the San Francisco Opera. Mr. Arnelle has been a
-------------------     director of FPL Group since 1990.
-------------------

-------------------     ROBERT M. BEALL, II  Mr. Beall, 51, is chairman and chief executive officer of
-------------------     Beall's, Inc., the parent company of Beall's Department Stores, Inc., and
-------------------     Beall's Outlet Stores, Inc., which operate retail stores located primarily in
-------------------     Florida. Mr. Beall is a director of Enterprise Bank, Blue Cross/Blue Shield of
      [Photo]           Florida, and the National Retail Federation. He is also chairman of the
-------------------     Florida Chamber of Commerce and a member of the Florida Council of 100. Mr.
-------------------     Beall is a trustee of the University of Florida Retail Center. He has been a
-------------------     director of FPL Group since 1989.
-------------------

-------------------     DAVID BLUMBERG  Mr. Blumberg, 70, is chairman and president of Blumberg Group,
-------------------     Inc., a real estate development, investment, and consulting firm, and chairman
-------------------     of American Ventures, Inc., a real estate development, acquisition, and
-------------------     management firm. Prior to his position with Blumberg Group, Inc., he was
      [Photo]           chairman of Planned Development Company, Ltd., a real estate development firm.
-------------------     He is vice chairman of the Board of Trustees of the University of Miami and a
-------------------     member of the Board of the Florida Council of 100. Mr. Blumberg has been a
-------------------     director of FPL Group since 1973.
-------------------

-------------------     JAMES L. BROADHEAD  Mr. Broadhead, 59, is chairman, president, and chief
-------------------     executive officer of FPL Group. He is also chairman and chief executive
-------------------     officer of FPL Group's principal subsidiary, Florida Power & Light Company.
-------------------     Mr. Broadhead is a former president of the Telephone Operating Group of GTE
      [Photo]           Corporation and is also a former president of St. Joe Minerals Corporation. He
-------------------     is a director of Barnett Banks, Inc., Delta Air Lines, Inc., and The Pittston
-------------------     Company, and a board fellow of Cornell University. Mr. Broadhead has been a
-------------------     director of FPL Group since 1989.
-------------------

-------------------     J. HYATT BROWN  Mr. Brown, 57, is chairman, president and chief executive
-------------------     officer of Poe & Brown, Inc., an insurance broker based in Daytona Beach and
-------------------     Tampa. He is a director of SunTrust Banks, Inc., BellSouth Corporation,
-------------------     Rock-Tenn Company, and the International Speedway Corporation. Mr. Brown is a
      [Photo]           former member of the Florida House of Representatives and served as Speaker of
-------------------     the House from 1978 to 1980. He is a member and past chairman of the Board of
-------------------     Trustees of Stetson University. Mr. Brown has been a director of FPL Group
-------------------     since 1989.
-------------------

-------------------     ARMANDO M. CODINA  Mr. Codina, 48, is the chairman and chief executive officer
-------------------     of Codina Group, Inc., a Miami-based real estate development company. He has
-------------------     served in that capacity with Codina Group, Inc., and its predecessors since
-------------------     1979. He is a director of American Bankers Insurance Group, Inc., BellSouth
      [Photo]           Corporation, CSR America, Inc., and Winn-Dixie Stores, Inc. Mr. Codina became
-------------------     a director of FPL Group in December 1994.
-------------------
-------------------
-------------------

-------------------     MARSHALL M. CRISER  Mr. Criser, 66, is chairman of the Jacksonville law firm
-------------------     of Mahoney Adams & Criser, P.A. He was formerly president of the University of
-------------------     Florida. Mr. Criser is a director of Barnett Banks, Inc., BellSouth
-------------------     Corporation, CSR America, Inc., Flagler System, Inc., and Perini Corporation.
      [Photo]           He is a past chairman of the Florida Board of Regents, a past president of the
-------------------     Florida Bar and a past chairman of the Florida Council of 100. Mr. Criser has
-------------------     been a director of FPL Group since 1989.
-------------------
-------------------

-------------------     B.F. DOLAN  Mr. Dolan, 67, retired as chairman and as chief executive officer
-------------------     of Textron, Inc., a diversified company with interests in aerospace,
-------------------     technology and financial services, in December 1992 and 1991, respectively.
-------------------     Mr. Dolan was co-founder and president of E-Z-Go Car Corporation until it was
      [Photo]           acquired by Textron in 1960. He is a director of First Union Corporation,
-------------------     Polaris Industries, Inc., Ruddick Corporation, and Textron, Inc., and a member
-------------------     of the Cannon Research Development Board. Mr. Dolan has been a director of FPL
-------------------     Group since 1992.
-------------------

-------------------     WILLARD D. DOVER  Mr. Dover, 64, has been a member of the Fort Lauderdale law
-------------------     firm of Fleming, O'Bryan & Fleming, P.A., since 1958. He is a director and
-------------------     former chairman of the Florida Council of 100 and is a trustee and former
-------------------     chairman of the Florida Council of Economic Education. He has previously
      [Photo]           served as a trustee of the Nova University Law Center and Florida Atlantic
-------------------     University Foundation, Inc., and as chairman of the Florida Atlantic Research
-------------------     and Development Authority. He is a director of Barnett Bank of Broward County.
-------------------     Mr. Dover has been a director of FPL Group since 1989.
-------------------

-------------------     PAUL J. EVANSON  Mr. Evanson, 53, became the president of Florida Power &
-------------------     Light Company and a director of FPL Group in January 1995, after having served
-------------------     as vice president, finance, and chief financial officer of FPL Group and
-------------------     senior vice president, finance, and chief financial officer of Florida Power &
      [Photo]           Light Company since December 1992. Prior to that, he was president and chief
-------------------     operating officer of Lynch Corporation, a diversified holding company. Mr.
-------------------     Evanson is a director of Florida Power & Light Company, Lynch Corporation, and
-------------------     Southern Energy Homes, Inc.
-------------------

-------------------     DREW LEWIS  Mr. Lewis, 63, is chairman and chief executive officer of Union
-------------------     Pacific Corporation, a transportation and natural resources company. He served
-------------------     as U.S. Secretary of Transportation from 1981 to 1983. He is a director of
-------------------     American Express Company, American Telephone & Telegraph Company, and Ford
      [Photo]           Motor Company. Mr. Lewis is a former chairman and chief executive officer of
-------------------     Warner Amex Cable Communications Inc. and a former chairman of The Business
-------------------     Roundtable. Mr. Lewis has been a director of FPL Group since 1992.
-------------------
-------------------

-------------------     FREDERIC V. MALEK  Mr. Malek, 58, has been chairman of Thayer Capital
-------------------     Partners, a merchant bank, since March 1993. He is also co-chairman of CB
-------------------     Commercial Group, a commercial real estate group. Mr. Malek was formerly the
-------------------     president and vice chairman, successively, of Northwest Airlines, Inc., and
      [Photo]           prior to that was president of Marriott Hotels and Resorts. He served as
-------------------     campaign manager for Bush/Quayle '92. Mr. Malek also served in several U.S.
-------------------     government positions, including deputy director of the Office of Management
-------------------     and Budget. He is a director of American Management Systems, Inc., Automatic
-------------------     Data Processing Corporation, Inc., Avis Inc., ICF, Inc., Manor Care, Inc.,
                        Northwest Airlines, Inc., National Education Corporation, and various
                        PaineWebber mutual funds. Mr. Malek has been a director of FPL Group since
                        1987.

-------------------     PAUL R. TREGURTHA  Mr. Tregurtha, 59, is chairman and chief executive officer
-------------------     of Mormac Marine Group, Inc., a maritime shipping company, and chairman of
-------------------     Moran Transportation Company, a tug/barge enterprise. He is also vice
-------------------     chairman, director and co-owner of Interlake Steamship Company. Mr. Tregurtha
      [Photo]           previously served as chairman, chief executive officer, president and chief
-------------------     operating officer of Moore McCormack Resources, Inc., a natural resources and
-------------------     water transportation company. He is also a former vice president of Brown &
-------------------     Sharpe Manufacturing Company. Mr. Tregurtha is a director of Teachers
-------------------     Insurance and Annuity Association, Shawmut National Corporation, and Brown &
                        Sharpe Manufacturing Company. Mr. Tregurtha has been a director of FPL Group since 1989.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors met eight times in 1994. Each director attended at least 75% of the Board meetings and meetings of the committees on which he served during that year.

FPL Group's Audit Committee, currently comprised of Messrs. Arnelle, Codina, Criser (Chairman), Dolan, and Dover, met four times in 1994. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system, and receives reports on activities of the internal auditing department. It recommends to the Board the independent public accountants and reviews the scope and results of the audits performed by both the independent public accountants and the internal auditors. It is responsible for ensuring that the financial statements present fairly the financial condition of FPL Group.

The Compensation Committee, currently comprised of Messrs. Arnelle, Beall, Blumberg, Brown (Chairman), Lewis, and Tregurtha, met three times in 1994. Its functions include reviewing and approving the executive compensation program for FPL Group and its subsidiaries; setting performance targets; assessing executive performance; making grants of salary, annual incentive compensation, and long-term incentive compensation; and approving certain employment agreements.

The Executive Committee, comprised of Messrs. Broadhead (Chairman), Blumberg, Brown, Criser, Dolan, and Tregurtha, met six times in 1994. It also functions as the Nominating Committee. As such, it is responsible for identifying and evaluating potential nominees for election to the Board and recommends candidates for all directorships to be filled by the shareholders or the Board. The Committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors. Potential nominees must be submitted in writing to the Secretary, 700 Universe Boulevard, P.O. Box 14000, Juno Beach, Florida 33408-0420, and must be received not later than 90 days in advance of the Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

Directors of FPL Group who are salaried employees of FPL Group or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Non-employee directors of FPL Group receive an annual retainer of $26,000, and committee chairpersons receive an additional annual retainer of $3,000. A fee of $1,100 is paid to non-employee directors for each Board or committee meeting attended.

Non-employee directors retiring from the Board of FPL Group at or after age 65 with a minimum of five years of service receive an annual retirement benefit equal to the annual retainer being paid to active directors. The benefit is paid to the director or his or her surviving spouse for the greater of the director's life or the number of years he or she served as a director.

Non-employee directors are eligible for supplemental medical coverage and are covered by travel and accident insurance. Total premiums attributable to such directors amounted to $17,623 for 1994.

Prior to the election of Armando Codina to the Board of Directors, Florida Power & Light Company and another of the Corporation's subsidiaries engaged Codina-Klein Realty, Inc., of which Mr. Codina is a principal shareholder, to assist them in the sale of an office building and adjoining parcel of land in downtown Miami, Florida. If a sale is consummated, Codina-Klein Realty will be paid a commission in an amount that cannot be determined at this time.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

FPL Group's directors, its executive officers, and the Trustee under its Employee Thrift Plans beneficially own shares of FPL Group Common Stock as follows:

                                                                                         NUMBER
                                          NAME                                        OF SHARES(a)
    --------------------------------------------------------------------------------  ------------
    H. Jesse Arnelle................................................................        1,544(b)
    Robert M. Beall, II.............................................................        2,500
    David Blumberg..................................................................        3,000
    James L. Broadhead..............................................................      152,483(c)
    J. Hyatt Brown..................................................................       10,000
    Armando M. Codina...............................................................        2,220(b)
    Dennis P. Coyle.................................................................        7,058
    Marshall M. Criser..............................................................        2,600(d)
    B.F. Dolan......................................................................        8,518
    Willard D. Dover................................................................        1,000
    Paul J. Evanson.................................................................        2,668
    Jerome H. Goldberg..............................................................       10,086
    Drew Lewis......................................................................        2,000
    Frederick V. Malek..............................................................        1,000
    Paul R. Tregurtha...............................................................        3,047(b)
    All directors and executive officers as a group.................................      276,889(e)
    Fidelity Management Trust Company...............................................   21,095,853(f)
    82 Devonshire Street
    Boston, Massachusetts 02109

---------------

(a)   Information is as of March 1, 1995, except for executive officers' holdings under Employee
      Thrift Plans, which is as of December 31, 1994. Unless otherwise indicated, each person has sole voting and investment power.
(b)   Includes 544, 220, and 47 share units for Messrs. Arnelle, Codina, and Tregurtha, respectively, under a deferred compensation plan.
(c)   Includes 96,800 shares of restricted stock as to which Mr. Broadhead has voting but not investment power.
(d)   Includes 2,300 shares as to which Mr. Criser disclaims beneficial ownership.
(e)   Less than 1% of the Common Stock outstanding.
(f)   11.3% of the Common Stock outstanding; held as Trustee under the Florida Power & Light Company
      Master Thrift Plans Trust. The Trustee disclaims beneficial ownership of such securities.

The Corporation's directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Common Stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the directors and executive officers, all required filings were timely made in 1994.

COMPENSATION COMMITTEE REPORT

The Compensation Committee submits the following report for 1994:

FPL Group's executive compensation program is designed to align compensation with the Corporation's business strategy, its goals and values, and the return to its shareholders. The program is also designed to provide a competitive compensation package, both in terms of its components and overall, that will attract and retain key executives critical to the success of the Corporation.

In 1994, the Board of Directors adopted, and shareholders approved, an Annual Incentive Plan that is intended to prevent the loss of the federal income tax deductions available to the Corporation for the amount of any compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly-compensated officers. In accordance with the Annual Incentive Plan, the Committee structured the 1994 executive compensation program to qualify for deduction all compensation paid to these officers, and it intends to do likewise with the executive compensation programs for 1995 and future years as long as doing so is compatible with what the Committee considers to be a sound compensation program.

The Committee determines an executive's competitive total level of compensation based on information drawn from a variety of sources, including utility and general industry surveys, proxy statements, and industry consultants. The Corporation's "comparator group" consists of 12 electric utilities (all but one of which are included in the Dow Jones Electric Utility Index), eight telecommunication companies, and six general industrial companies located in the Southeast. Emerging electric utility industry trends (i.e., deregulation and increasing competition) and the need to recruit from outside the industry are the principal reasons for including companies other than electric utilities in the comparator group.

There are three components to the Corporation's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. In general, the three components are structured so that base salary represents 30% to 60% of an executive officer's total targeted compensation, annual incentive compensation represents 20% to 35% of such compensation, and long-term incentive compensation represents 20% to 40% of such compensation. The more senior the position, the greater the portion of compensation that is based on performance.

Base salaries are set by the Committee and are designed to be competitive with the comparator group companies described above. Generally, the Committee targets salary levels in the third quartile of the comparator group, adjusted to reflect the individual's job experience and responsibilities. Increases in base salaries are based on the comparator group's practices, the Corporation's performance, the individual's performance, and increases in cost of living indexes. The corporate performance measures used in determining adjustments to executive officers' base salaries are the same performance measures used to determine annual incentive compensation, weighted as discussed below in regard to the chief executive officer's compensation. James L. Broadhead's and Jerome H. Goldberg's initial base salaries under their current employment agreements were their base salaries in effect when the agreements were signed in 1993 and 1994, respectively, and are subject to annual review in accordance with the Corporation's normal practices. Base salaries are reviewed and adjusted annually.

Annual incentive compensation is based on the attainment of net income goals for the Corporation which are established by the Committee at the beginning of the year. The amounts earned on the basis of this performance measure are subject to reduction based on the degree of achievement of other corporate performance measures (and in the case of FPL, business unit performance measures), and in the discretion of the Committee. These other corporate performance measures, which for 1994 consisted of the financial and operating indicators as discussed below in regard to the chief executive officer's compensation, and business unit performance measures were also established by the Committee at the beginning of the year. For 1994, the highest net income goal was met, and the average level of achievement of the other performance measures exceeded the targets. However, the amounts paid out for 1994 were less than the maximum amounts that could have been paid based on the attainment of the net income goals.

Long-term incentive compensation is based on the average level of achievement under the annual incentive plans over a four-year period. Targeted awards, in the form of performance shares granted under the Corporation's Long Term Incentive Plan, are made at the beginning of the period. Payouts are based on the degree of accomplishment of the goals and objectives embodied in the annual incentive plans included in the period. Since one of the goals of the performance share program is to link directly the financial interests of FPL Group's shareholders and senior management, 60% of the payout is made in shares of Common Stock which the recipient is expected, absent extraordinary circumstances, to hold for the duration of his or her employment.

For 1994, Mr. Broadhead, FPL Group's chief executive officer, was paid $795,800 in base salary, $650,000 in annual incentive compensation, and $897,335 (consisting of 14,801 shares of Common Stock and $358,949 in cash) in long-term incentive compensation. The base salary reflects the Committee's assessment of Mr. Broadhead's overall performance and an analysis of the salaries of the chief executive officers in the comparator group.

Mr. Broadhead's annual incentive compensation for 1994 was based on the achievement of the Corporation's net income goals and the following performance measures for FPL (weighted 85%) and the non-utility businesses (weighted 15%) and upon certain qualitative factors. For FPL, the incentive performance measures were financial indicators (weighted 50%) and operating quality and project indicators (weighted 50%). The financial indicators were operations and maintenance costs, capital expenditure levels, book and regulatory return on equity, and net income. The operating quality and project indicators were customer satisfaction survey results, service reliability as measured by the frequency and duration of service interruptions, system performance as measured by availability factors for the fossil and nuclear power plants, unplanned trips of nuclear power plants, full-time equivalent workforce, number of significant environmental violations, employee safety, load management installed capability, and conservation programs' annual installed capacity. For the non-utility businesses, the performance measures were total combined net income (weighted 33%) and the achievement of the operating plans of each of the businesses (weighted 67%). The qualitative factors included developing and implementing a new financial policy and initiating other actions that significantly strengthen the Corporation and enhance shareholder value.

The long-term compensation payout to Mr. Broadhead was based on an average level of achievement of better than 100% of target with respect to the annual incentive plans for the four years ended December 31, 1994 (although the long-term payout was limited to 100% of target). Like 1994, the performance measures for 1991, 1992, and 1993 were based on predefined financial, operational, and strategic objectives.

Respectfully submitted,

J. Hyatt Brown, Chairman      David Blumberg
H. Jesse Arnelle              Drew Lewis
Robert M. Beall, II           Paul R. Tregurtha

EXECUTIVE COMPENSATION

The following table sets forth compensation paid during the past three years to FPL Group's chief executive officer and the other four most highly-compensated persons who served as executive officers of FPL Group or Florida Power & Light Company ("FPL") at December 31, 1994.
                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                               ANNUAL COMPENSATION                 PAYOUTS
                                                      --------------------------------------------------
                                                                                   OTHER
                                                                                   ANNUAL            LTIP            ALL OTHER
        NAME AND PRINCIPAL POSITION          YEAR      SALARY       BONUS       COMPENSATION      PAYOUTS(a)      COMPENSATION(b)
-------------------------------------------- ----     --------     --------     ------------     ------------     ---------------
James L. Broadhead(c)....................... 1994     $795,800     $650,000       $  6,503         $897,335           $16,242
  Chairman & CEO                             1993      765,900      581,318          5,735          700,763            24,808
  of FPL Group                               1992      740,000      487,912          3,841          744,565             9,858
Stephen E. Frank(d)......................... 1994      494,700      267,138          3,400          582,000            14,995
  President & COO                            1993      476,100      282,803          3,278          273,836            19,339
  of FPL                                     1992      460,000      245,916          3,064          286,000             9,858
Jerome H. Goldberg.......................... 1994      462,500      212,461          8,059          190,059            14,817
  President, Nuclear Division,               1993      445,100      204,468          9,702          148,432            16,532
  of FPL                                     1992      430,000      175,528          4,241          107,250             9,858
Dennis P. Coyle............................. 1994      322,600      144,073              -          190,059            12,395
  General Counsel & Secretary                1993      310,500      134,078              -          148,432            16,668
  of FPL Group                               1992      300,000      114,660          2,183          152,688             9,858
Paul J. Evanson............................. 1994      300,000      150,000          3,740           80,025            11,740
  Vice President, CFO of                     1993      280,000      129,360         18,878                -            10,662
  FPL Group                                  1992       16,154       35,000          2,701                -                 -

---------------

(a) Payouts were made 60% in shares of Common Stock, valued at $36.375 per share, and 40% in cash, except for Mr. Frank, whose payout was all in cash.
(b) Represents employer matching contributions to employee thrift plans and employer contributions for life insurance.

                                                                       THRIFT MATCH   LIFE INSURANCE
                                                                       ------------   --------------
    Mr. Broadhead....................................................     $6,750          $9,492
    Mr. Frank........................................................      6,750           8,245
    Mr. Goldberg.....................................................      6,750           8,067
    Mr. Coyle........................................................      6,750           5,645
    Mr. Evanson......................................................      6,750           4,990

(c) At December 31, 1994, Mr. Broadhead held 96,800 shares of restricted Common Stock with a value of $3,400,100. These shares were awarded in 1991 for the purpose of financing Mr. Broadhead's supplemental retirement plan and will offset lump sum benefits that would otherwise be payable to him in cash upon retirement. See "Retirement Plans" herein. Dividends at normal rates are paid on restricted Common Stock.
(d) Mr. Frank resigned in January 1995. He will be entitled to receive a proportionate share, based on his tenure with FPL, of the Long Term Incentive Plan payouts, if any, for 1995, 1996, and 1997.

LONG TERM INCENTIVE PLAN AWARDS

In 1994, awards of performance shares under FPL Group's Long Term Incentive Plan were made to the executive officers named in the Summary Compensation Table as set forth in the following table.

                        LONG TERM INCENTIVE PLAN AWARDS

                                                                                 ESTIMATED FUTURE PAYOUTS
                                                                                           UNDER
                                                                                NON-STOCK PRICE-BASED PLANS
                                                                               -----------------------------
                                                                                     NUMBER OF SHARES
                                               NUMBER     PERFORMANCE PERIOD   -----------------------------
                    NAME                      OF SHARES      UNTIL PAYOUT      THRESHOLD   TARGET    MAXIMUM
--------------------------------------------  ---------   ------------------   ---------   ------    -------
James L. Broadhead..........................    25,282    1/1/94 - 12/31/97          -     25,282    25,282
Stephen E. Frank............................    10,001    1/1/94 - 12/31/97          -     10,001    10,001
Jerome H. Goldberg..........................     8,014    1/1/94 - 12/31/97          -      8,014     8,014
Dennis P. Coyle.............................     5,590    1/1/94 - 12/31/97          -      5,590     5,590
Paul J. Evanson.............................     5,199    1/1/94 - 12/31/97          -      5,199     5,199

The performance share awards shown above are payable at the end of the four-year performance periods. The amount of the payout is determined by multiplying the participant's target number of shares by his average level of attainment, expressed as a percentage, which may not exceed 160%, of his targeted awards under the Annual Incentive Plans for each of the years encompassed by the award period. A description of the 1994 annual incentive plan performance indicators is included in the Compensation Committee Report, herein. Payouts under the Long Term Incentive Plan can range from zero to 100% of the target amount for the 1994 awards.

RETIREMENT PLANS

FPL Group maintains a non-contributory defined benefit pension plan and a supplemental executive retirement plan. The following table shows the estimated annual benefits, calculated on a straight-line annuity basis, payable upon retirement in 1994 at age 65 after the indicated years of service.

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
 ELIGIBLE AVERAGE       -----------------------------------------------
ANNUAL COMPENSATION        10           20           30           40
-------------------     --------     --------     --------     --------
    $   500,000         $ 99,379     $198,238     $247,363     $261,015
        600,000          119,950      238,238      297,363      313,515
        700,000          140,520      278,238      347,363      366,015
        800,000          161,091      318,238      397,363      418,515
        900,000          181,662      358,238      447,363      471,015
      1,000,000          202,232      398,238      497,363      523,515
      1,100,000          222,803      438,238      547,363      576,015
      1,200,000          243,374      478,238      597,363      628,515
      1,300,000          263,944      518,238      647,363      681,015
      1,400,000          284,515      558,238      697,363      733,515
      1,500,000          305,086      598,238      747,363      786,015
      1,600,000          325,656      638,238      797,363      838,515
      1,700,000          346,227      678,238      847,363      891,015
      1,800,000          366,798      718,238      897,363      943,515

The compensation covered by the plans includes annual salaries and bonuses of officers of FPL Group and annual salaries of officers of FPL, as shown in the Summary Compensation Table, but no other amounts shown in the Table. The estimated credited years of service for the executive officers named in the Summary Compensation Table are: Mr. Broadhead, 6 years; Mr. Frank, 4 years; Mr. Goldberg, 5 years; Mr. Coyle, 5 years; and Mr. Evanson, 2 years.

A supplemental retirement plan for Mr. Broadhead provides for a lump-sum retirement benefit equal to the then present value of a joint and survivor annuity providing annual payments to him equal to 61% to 65% of his average annual compensation for the three years prior to his retirement between age 62
(1998) and age 65 (2001) and to his surviving beneficiary of 37.5% of such average annual compensation, reduced by the then present value of the annual amount of payments to which he is entitled under all other pension and retirement plans of FPL Group and former employers. This benefit is further reduced by the then value of 96,800 shares of restricted Common Stock which vest as to 77,000 shares in 1998 and as to 19,800 shares in 2001. Upon a change in control of FPL Group (as defined below under "Employment Agreements"), the restrictions on the restricted stock lapse and the full retirement benefit becomes payable. Upon termination of Mr. Broadhead's employment agreement (also described below) without cause, the restrictions on the restricted stock lapse and he becomes fully vested under the supplemental retirement plan. Absent any such change of control or termination of employment, Mr. Broadhead will have no right to such shares of restricted stock, and there will be no payments under the supplemental retirement plan, unless he remains with the Corporation until at least age 62.

Mr. Goldberg's employment agreement with FPL provides for a retirement benefit which, together with the amount received by him pursuant to his former employer's deferred compensation program and retirement plan, equals the total post-retirement benefits he would have received if he had remained employed by such employer until age 65. A supplemental retirement plan for Mr. Coyle provides for benefits, upon retirement at age 62 or more, based on two times his credited years of service.

The Corporation sponsors a split-dollar life insurance plan for certain of its senior officers. Benefits under the split-dollar plan are provided by universal life insurance policies purchased by the Corporation. If the officer dies prior to retirement, the officer's beneficiaries generally receive two and one-half times the officer's annual salary at the time of death. If the officer dies after retirement, the officer's beneficiaries receive between 50% to 100% of the officer's final annual salary. Each officer is taxable on the insurance carrier's one year term rate for his or her life insurance coverage.

EMPLOYMENT AGREEMENTS

The Corporation has entered into an employment agreement with Mr. Broadhead for an initial term ending December 1997, with automatic one-year extensions thereafter unless either party elects not to extend. The agreement provides for a base salary of $823,700 plus annual and long-term incentive compensation opportunities at least equal to those currently in effect. If the Corporation terminates Mr. Broadhead's employment without cause, he is entitled to receive a lump sum payment of two years' compensation. Compensation is measured by the then current base salary plus the average of the preceding two years' annual incentive awards. He would also be entitled to receive all amounts accrued under all performance share grants in progress, prorated for the year of termination and assuming achievement of the targeted award, and to full vesting of his benefits under his supplemental retirement plan.

An employment agreement between Mr. Goldberg and FPL, which expires in March 1996, provides for a base salary of at least $478,700 per year, Annual Incentive Plan awards with a target amount equal to 35% of his base salary, Long Term Incentive Plan awards with a target amount equal to 60% of his base salary, and either the retirement benefit described above under "Retirement Plans" or, if he dies before his contract expires, a death benefit to his beneficiary equal to 450% of his base salary, payable over 9 years.

The Corporation and certain of its subsidiaries have entered into employment agreements with certain officers, including the individuals named in the Summary Compensation Table (other than Mr. Goldberg), to become effective in the event of a change of control of the Corporation, which is defined as the acquisition of beneficial ownership of 20% of the voting power of the Corporation, certain changes in the Corporation's Board, or approval by the shareholders of the liquidation of the Corporation or of certain mergers or consolidations or of certain transfers of the Corporation's assets. These agreements are intended to assure the Corporation of the continued services of key officers. The agreements provide that each officer shall be employed by the Corporation or one of its subsidiaries in his or her then current position, with compensation and benefits at least equal to the then current base and incentive compensation and benefit levels, for an employment period of four and in certain cases, five, years after a change in control occurs.

In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates his or her employment for good reason, as defined in the agreement, the officer is entitled to severance benefits in the form of a lump sum payment equal to the compensation due for the remainder of the employment period or for two years, whichever is longer. Such benefits would be based on the officer's then base salary plus an annual bonus at least equal to the average bonus for the two years preceding the change of control. The officer is also entitled to the maximum amount payable under all long-term incentive compensation grants outstanding, continued coverage under all employee benefit plans, supplemental retirement benefits, and reimbursement for any tax penalties incurred as a result of the severance payments.

PERFORMANCE GRAPHS

The graph below compares the cumulative total returns, including reinvestment of dividends, of FPL Group Common Stock with the companies in the Standard & Poor's (S&P) 500 Index and the Dow Jones Electric Companies Index (Dow Jones Electrics). The comparison covers the five years ended December 31, 1994, and is based on an assumed $100 investment on December 31, 1989, in the S&P 500 Index, the Dow Jones Electrics, and FPL Group Common Stock. The Dow Jones Electrics is based on the performance of 48 electric and electric/gas combination utilities. It includes FPL Group as well as other utility holding companies with diversified operations.

                             [PERFORMANCE GRAPH]

                                       TOTAL RETURN FOR THE
                               FIVE YEARS ENDED DECEMBER 31, 1994

                                       VALUE ON DECEMBER 31,
                           --------------------------------------------
                           1989    1990    1991    1992    1993    1994
                           ----    ----    ----    ----    ----    ----
FPL GROUP                   100      86     118     124     143     136
DOW JONES ELECTRICS         100     102     132     141     158     138
S&P 500                     100      97     126     136     150     152


In 1990, FPL Group announced its intention to focus on the electric utility business and to exit businesses not related to FPL Group's core strengths. Since then, the senior management of FPL Group has been realigned, Florida Power & Light Company has been restructured, and several non-utility businesses have been divested. The graph below provides an additional comparison of the total cumulative return of FPL Group Common Stock and the indices described above since these fundamental changes were made. The graph covers the period December 31, 1990, through December 31, 1994, and assumes the investment of $100 on December 31, 1990.

                             [PERFORMANCE GRAPH]

                                   TOTAL RETURN FOR THE
                            FOUR YEARS ENDED DECEMBER 31, 1994

                                   VALUE ON DECEMBER 31,
                           ------------------------------------
                           1990    1991    1992    1993    1994
                           ----    ----    ----    ----    ----
FPL GROUP                   100     137     144     166     158
DOW JONES ELECTRICS         100     130     138     155     136
S&P 500                     100     130     140     155     157

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board has selected Deloitte & Touche LLP, independent public accountants, to audit the accounts of FPL Group and its subsidiaries for the fiscal year ending December 31, 1995, and to perform such other services as may be required of them.

Representatives of Deloitte & Touche LLP will be present at the 1995 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION.

SHAREHOLDER PROPOSAL FOR CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

John J. Gilbert, 29 East 64th Street, New York, New York 10021, as the owner of 50 shares of Common Stock, and Margaret R. and John J. Gilbert, as co-trustees under the will of Minnie D. Gilbert for 120 shares of Common Stock and under the will of Samuel Rosenthal for 200 shares of Common Stock, have notified FPL Group that they will cause to be introduced from the floor at the Annual Meeting of Shareholders the following proposal:

     "RESOLVED: That the stockholders of FPL Group, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

The shareholder proponents have submitted the following statement in support of their proposal:

     "Continued strong support along the lines we suggest were shown at the last annual meeting when 26%, an increase over the previous year, 7,367 owners of 34,558,739 shares, were cast in favor of this proposal. The vote against included no unmarked proxies.

     A law enacted in California provides that all state pension holdings and state college funds invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

     We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion.

     The outrageous way the dividend was cut at the last stockholders meeting and no investigation of the evident advance news leak, should be enough proof of the need for cumulative voting, as well as the past Colonial Penn Insurance losses.

     Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." Also, in 1994 they raised their dividend. We believe FPL should follow these examples.

     If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

THE BOARD OF DIRECTORS OPPOSES CUMULATIVE VOTING FOR THE FOLLOWING REASONS:

The Board of Directors believes that directors should be chosen for their capacity and willingness to represent all shareholders, and that the present system of voting for directors provides the best assurance that the decisions of the directors will be made in the best interests of all the shareholders, rather than for the benefit of special interest groups.

Cumulative voting tends to produce special interest directors beholden to the narrow interests of those who elect them, even though such interests may be adverse to the overall welfare of the Corporation and the shareholders as a whole. A board encumbered by such conflicting factions could impede the ability of the Corporation to arrive at decisions that represent the long-term interests of all shareholders and to react timely and decisively in critical situations. The factionalism caused by cumulative voting could also deter independent persons of standing and reputation from serving on the Board and reduce the sense of cooperation and confidence which the Board presently maintains.

Neither Florida, the state in which FPL Group is incorporated, Delaware, the state in which most major publicly-owned corporations are incorporated, nor the Model Business Corporation Act, which reflects a consensus of the academic and practicing legal community, requires cumulative voting. This is in accord with the Board's belief that the principle of majority rule is the appropriate one for the election of directors.

Mr. Gilbert submitted cumulative voting proposals at the Corporation's 1979, 1980, 1981, 1993, and 1994 Annual Meetings of Shareholders. In each instance the proposal was overwhelmingly defeated.

The affirmative vote of a majority of the total number of shares of Common Stock represented at the meeting and entitled to vote is required to approve the proposed shareholder resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING ENDORSEMENT OF THE CERES PRINCIPLES.

Christian Brothers Investment Services, Inc., 675 Third Avenue, New York, New York 10017-5704, as owner of 122,500 shares of Common Stock, and the American Baptist Churches of Rhode Island, 734 Hope Street, Providence, Rhode Island 02906-3549, as owner of 200 shares of Common Stock, have notified FPL Group that they will cause to be introduced from the floor at the Annual Meeting of Shareholders the following proposal:

     "WHEREAS WE BELIEVE:

     The responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

     Adherence to public standards for environmental performance gives a company greater public credibility than following standards created by industry alone. For maximum credibility and usefulness, such standards should reflect what investors and other stakeholders want to know about the environmental records of their companies;

     Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. These help investors and the public to understand environmental progress and problems;

     Uniform standards for environmental reports permits comparisons of performance over time. It also allows companies to attract new capital from investors seeking investments which are environmentally responsible and responsive and which minimize risk of environmental liability.

     WHEREAS:

     The Coalition for Environmentally Responsible Economies (CERES) -- which comprises large institutional investors (including shareholders of this Company) with $160 billion in stockholdings, public interest representatives, and environmental experts -- consulted with corporations and produced comprehensive public standards for both environmental performance and reporting. Over 80 companies, including Sun[Oil], General Motors, H.B. Fuller, Polaroid, and Arizona Public Service Company, have endorsed the CERES Principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers speak enthusiastically about the benefits that flow from working with CERES: increasing public credibility; adding 'value' to the company's environmental initiatives; and advancing the company's own environmental plans and agenda.

     In endorsing the CERES Principles, a company commits to work toward:

      1. Protection of the biosphere            6. Safe products and services
      2. Sustainable use of natural resources   7. Environmental restoration
      3. Waste reduction and disposal           8. Informing the public
      4. Energy conservation                    9. Management commitment
      5. Risk reduction                        10. Audits and reports

     [Full text of the CERES Principles and the accompanying CERES Report Form obtainable from CERES, 711 Atlantic Ave., Boston MA 02110, 617-451-0927.]

     RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact."

The Shareholder proponents have submitted the following statement in support of their proposal:

     "Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaborating with this corporate-environmental-investor-community coalition to develop: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing.

     We invite our company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually publishing an environmental report in the format of the CERES Report. This will complement -- not supplant -- internal corporate environmental policies and procedures.

     Without such public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards upheld by management and stakeholders alike. Shareholders are asked to vote FOR this resolution to encourage our company to demonstrate environmental leadership and accountability."

THE BOARD OF DIRECTORS OPPOSES ENDORSEMENT OF THE CERES PRINCIPLES ON THE FOLLOWING GROUNDS:

The principal subsidiary of FPL Group to which the CERES Principles would be applicable is Florida Power & Light Company. As an electric utility company, FPL is already subject to stringent and extensive environmental regulation by federal, state, and local governmental authorities and files voluminous, detailed environmental reports with them.

More than two decades ago, FPL was one of the first utilities in the nation to establish an environmental affairs department. In 1992, FPL adopted its own statement of environmental principles, incorporating strong environmental values in all aspects of its activities. In addition, FPL has developed and implemented a comprehensive audit and compliance program designed to assure fulfillment of all its environmental responsibilities. The success of FPL's environmental program is evidenced by over 25 awards received during the past decade, including the Environmental Achievement Award from the National Environmental Award Council, the Award for Outstanding Achievement in Environmental Protection from the National Environmental Development Association, and the Corporate Award for Conservation given by the Florida Audubon Society. To impose still another layer of standards and reports will only increase costs without improving what FPL considers an already very high level of environmental accountability.

The Board of Directors believes that endorsement of the CERES Principles would add nothing to FPL Group's commitment to protection of the environment and could subject it to potential increased liabilities and costs. Furthermore, the Board is not persuaded that CERES' effort to create a standardized environmental report is useful or even meaningful. Each industry and each company is different, with its own environmental concerns. Therefore, it is difficult to reduce relevant environmental disclosure or evaluation to a "standardized" format.

Endorsement of the CERES Principles was submitted to a vote at the 1993 and 1994 Annual Meetings and was overwhelmingly rejected each time.

The affirmative vote of a majority of the total number of shares of Common Stock represented at the meeting and entitled to vote is required to approve the proposed shareholder resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Proposals on matters appropriate for shareholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by shareholders for inclusion in the proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders must be received at FPL Group's principal executive offices on or before November 27, 1995. Such shareholder proposals may be mailed to Dennis P. Coyle, Secretary, FPL Group, Inc., 700 Universe Boulevard, Post Office Box 14000, Juno Beach, Florida 33408-0420.

GENERAL

The expense of soliciting proxies will be borne by FPL Group. Proxies will be solicited principally by mail, but directors, officers, and regular employees of FPL Group or its subsidiaries may solicit proxies personally or by telephone. FPL Group has retained Corporate Investor Communications, Inc., to assist in the solicitation of proxies, for which services it will be paid a fee of $8,500 plus out-of-pocket expenses. FPL Group will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE ANNUAL MEETING. YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposals described herein. However, if any other business should come before the meeting, or any adjournments thereof, the persons named in the accompanying proxy card will have discretionary authority to vote all proxies.

By order of the Board of Directors.

DENNIS P. COYLE

Secretary
March 27, 1995

                                                                      APPENDIX A
--------------------------------------------------------------------------------

                               FPL GROUP, INC.
                                P.O. Box 1459
                               Boston, MA 02104

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Dennis P. Coyle, Lawrence J.
Kelleher, and Jack G. Milne, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 15, 1995, and all adjournments thereof, upon the P matters referred to on this proxy and, in their discretion, upon any other R
business that may come before the meeting.                                     O
                                                                               X
        This Proxy when properly executed will be voted in the manner          Y
directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2 and AGAINST proposals 3 and 4.

  1. Election of Directors Nominees: H. Jesse Arnelle, Robert M. Beall, II, David Blumberg, James L. Broadhead, J. Hyatt Brown, Armando M. Codina, Marshall M. Criser, B.F. Dolan, Willard D. Dover, Paul J. Evanson, Drew Lewis, Frederic V. Malek and Paul R. Tregurtha.
                                                    ----------------------
                         (Sign on other side.)            SEE REVERSE
                                                             SIDE
                                                    ----------------------

[FPL GROUP LOGO]

March 27, 1995

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Monday, May 15, 1995, at the PGA National Resort in Palm Beach Gardens, Florida. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.


                                                  Sincerely,

                                                  James L. Broadhead
                                                  -----------------------------
                                                  James L. Broadhead
                                                  Chairman of the Board and
                                                  Chief Executive Officer



--------------------------------------------------------------------------------
[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

                                   THE BOARD OF DIRECTORS RECOMMENDS                           THE BOARD OF DIRECTORS RECOMMENDS
                                    A VOTE "FOR" PROPOSALS 1 AND 2                              A VOTE "AGAINST" PROPOSALS 3 AND 4
                    FOR      WITHHELD                        FOR    AGAINST   ABSTAIN                          FOR  AGAINST  ABSTAIN
1. Election of      [ ]        [ ]      2. Ratification of   [ ]      [ ]       [ ]    3. A shareholder pro-   [ ]    [ ]      [ ]
   Directors                               Auditors                                       posal relating to
   (See reverse)                                                                          cumulative voting
                                                                                          for the election of
                                                                                          directors.

                                                                                       4. A shareholder pro-   [ ]    [ ]      [ ]
                                                                                          posal relating to the
                                                                                          adoption of the
                                                                                          CERES Principles.

                                                                                       5. Such other business as may properly come
                                                                                          before the meeting.
-----------------------------------------
For all nominees except as noted above                                                   Mark here   [ ]      Mark here  [ ]
                                                                                        for address          if you plan
                                                                                         change and           to attend
                                                                                        note at left         the meeting

                                                                 When signing as attorney, executor, trustee, guardian, or corporate officer, please give title.  For joint account, each joint owner should sign.

                                                                 Signature                                       Date
                                                                           -------------------------------------      --------------

                                                                 Signature                                       Date
                                                                           -------------------------------------      --------------
